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                                                                   Exhibit 10.37


            THIS AGREEMENT is made as of October 1, 1999, by and between USEC Inc., a corporation organized and existing under the laws of the state of Delaware (hereinafter called "USEC"), and George P. Rifakes (hereinafter called the "Consultant").

            IN CONSIDERATION of the mutual promises set forth herein, the parties hereby agree as follows:

1. The term of this Agreement shall be from October 1, 1999 through March 31, 2000, unless sooner terminated pursuant to the terms hereof. This Agreement shall be renewable upon mutual consent of the parties.

2. The Consultant shall perform certain work and services relating to USEC's policies, procedures, commercial practices, external affairs, and strategic planning subject to the terms and conditions of this Agreement. Consultant agrees to make himself available to USEC for a maximum of 80 hours per month in connection with the services described herein. USEC shall notify Consultant two weeks in advance of required service and will endeavor to request services in increments of weeks rather than days.

3. USEC shall compensate the Consultant at a fixed price of $95,000 payable in equal biweekly installments during the term hereof. It is understood that $7,500 of such fixed price represents reimbursement by USEC of lodging expense of Consultant that will be incurred during the term hereof. In addition, Consultant will have the opportunity to earn a bonus of up to $25,000 payable at the end of the term hereof if Consultant successfully completes the services described herein. Subject to any guidelines provided by USEC to the Consultant, USEC shall reimburse the Consultant for reasonable and necessary travel (other than lodging) expenses incurred by the Consultant in the performance of the services described herein, and documented on consultant's invoice. Reimbursement for expenses shall be made on a monthly basis against Consultant's invoice specifying the expenses incurred during the prior month. Payment shall be due 30 days after receipt of Consultant's invoice. If the 30th day is not a working day, payment shall be due on the next working day thereafter.

4. In the performance of the work and services hereunder, the Consultant shall act solely as an independent contractor and not as an employee of USEC. All taxes applicable to any amounts paid by USEC to the Consultant under this Agreement shall be the Consultant's liability and USEC shall not withhold nor pay any amounts for federal, state or municipal income tax, social security, unemployment or worker's compensation. In accordance with current law, USEC shall annually file with the Internal Revenue Service a Form 1099-MISC, U.S. Information Return for Recipients of Miscellaneous Income, reflecting the gross annual payments by USEC to the Consultant, net of any documented and reimbursed travel, lodging and other expenses incurred by the Consultant on behalf of USEC pursuant to this Agreement. The Consultant hereby acknowledges personal income tax liability for the self-employment tax imposed by Section 1401 of the Internal Revenue Code, and the




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payment, when applicable, of estimated quarterly taxes under Internal Revenue
Service Form 1040-ES, declaration of estimated tax by individuals.


5. All reports, findings, recommendations, data, memoranda or documents, arising out of and relating to the services performed under this Agreement are (and shall continue to be after the expiration of this Agreement) the property of USEC or its assigns, and USEC shall have the exclusive rights to such materials. The use of these materials in any manner by USEC or its assigns shall not result in any additional claim for compensation by the Consultant. The Consultant shall hold confidential this Agreement and all information developed by or communicated to the Consultant in the performance of the services, whether described in this Agreement, in any schedule executed pursuant hereto or otherwise, other than information that is already in the public domain or that becomes publicly available other than through an unauthorized disclosure by the Consultant. Nothing herein shall preclude disclosure of confidential information to officers, employees or directors of USEC and its subsidiaries and affiliates, or to attorneys, advisers and consultants of USEC who are under an obligation to USEC to keep such information confidential.

6. By entering into this Agreement with USEC, the Consultant represents that he or she presently has no conflicting interests, agreements or obligations with any other party. The Consultant shall promptly notify USEC in writing if a change in circumstances creates, or appears likely to create, a conflict with the Consultant's obligations hereunder or an appearance that such a conflict exists.

7. During the term hereof, Consultant shall not (a) engage or become interested as an owner (other than as an owner of less than 5% of the stock of a publicly owned company), stockholder, partner, director, officer, employee (in an executive capacity), consultant or otherwise in any business that is competitive with any business conducted by USEC or its subsidiaries during the term of this Agreement; (b) recruit, solicit for employment, hire or engage any employee or consultant of USEC or its subsidiaries or any person who was an employee or consultant of USEC or its subsidiaries as of the effective date of this Agreement; (c) solicit or conduct business with any entity that is, at the time at issue, a current or prospective customer of USEC; (d) interfere with any business relationship between USEC and any entity that is, at the time at issue, a current or prospective customer, vendor, contractor, employee, officer or director of USEC; (e) make any oral or written public or private statements that are disparaging of USEC.

8. The Consultant hereby releases USEC from any and all liability for damage to property or loss thereof, personal injury or death during the term of this Agreement (and any extensions thereof) or thereafter, sustained by the Consultant as a result of performing the services under this Agreement or arising out of the performance of such services; provided, however, that the foregoing release shall not apply to the extent such damage, loss, injury or death is caused by or results from the gross negligence of USEC, its agents or employees.




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9. If the services to be performed by the Consultant include access to classified material or areas, the Consultant shall comply with all applicable security laws, regulations, orders and requirements. The Consultant shall submit a confidential report to USEC immediately whenever for any cause it has reason to believe that there is either (a) an active danger of espionage or sabotage affecting any work under such government contracts, or (b) a violation or threatened violation of any applicable security law, regulation, order or requirement concerning the classified material or areas.

10. The Consultant may terminate this Agreement, for any reason or no reason, at any time by a written notice to USEC. Such termination shall take effect immediately upon receipt of a termination notice by USEC, unless a different termination date is stated in the notice. Upon termination of the Agreement, all work and services being performed under this Agreement shall cease. USEC shall have no liability or obligation for any performance by the Consultant after a termination takes effect, other than to pay Consultant for any services satisfactorily performed for which USEC has not previously paid prior to such termination.

11. The Consultant may not assign this Agreement, nor may the Consultant delegate or subcontract the performance or obligations imposed hereunder without the consent of USEC.

12. The Consultant has no authority whatever, express or implied, by virtue of this Agreement to commit USEC in any way to perform in any manner or to pay money for services or material.

13. This Agreement is to be governed by the laws of the State of Maryland.

14. The whole and entire agreement of the parties is set forth in this Agreement, and the parties are not bound by any agreements, understandings or conditions otherwise than as expressly set forth herein.

15. This Agreement may not be changed or modified in any manner except by a writing mutually signed by the parties or their respective successors and permitted assigns.

16. Any notice, request, demand, claim or other communication related to this Contract shall be in writing and delivered by hand or transmitted by telecopier, registered mail (postage prepaid), or overnight courier to the other party at the following numbers and addresses:

            If to USEC:             President and Chief Executive Officer
                                    USEC Inc.
                                    6903 Rockledge Drive
                                    Bethesda, MD  20817-1818
                                    Phone:  (301) 564-3200

            If to Consultant:       At his address on file with USEC




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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written above.


USEC Inc.                                                               CONSULTANT

/s/ Henry Z Shelton, Jr.                                               /s/ George P. Rifakes
-------------------------                                               ----------------------
Henry Z Shelton, Jr.                                                    George P. Rifakes
Senior Vice President and Chief
  Financial Officer